Exhibit 10.5

Schedule of Non-Employee Directors’ Annual Compensation

	December 31, 2004
	Maximum Award
	Cash	Stock
Basis of Compensation	AMOUNT	Option
Meeting Attendance	$—	4,500
Regulatory Ratings	$—	1,500
Financial Performance	$—	1,500

Evaluation and awards are made in the first quarter of each year for performance in the preceding year upon receipt of the Audited Financial Statements for the year being evaluated. Options are issued under the 1999 Stock Option Plan as approved by the shareholders November 26, 1999.